Exhibit 2.17

Execution Version

SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE, dated as of July 21, 2023 (this “Supplemental Indenture”), is entered into by and among Grifols, S.A., a company organized under the laws of Spain (the “Company”), the other parties that are signatories hereof as Guarantors (collectively, the “Guaranteeing Subsidiaries” and each a “Guaranteeing Subsidiary”) and BNY Mellon Corporate Trustee Services Limited, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, Grifols Escrow Issuer S.A.U., a company organized under the laws of Spain (the “Escrow Issuer”), the Trustee and the Guaranteeing Subsidiaries have executed and delivered an Indenture, dated as of October 5, 2021 (the “Initial Indenture” and, together with this Supplemental Indenture, and as further amended and supplemented on April 21, 2022, and September 28, 2022, the “Indenture”), in connection with the issuance by the Escrow Issuer of €1,400,000,000 aggregate principal amount of 3.875% Senior Notes due 2028 and $705,000,000 aggregate principal amount of 4.750% Senior Notes due 2028 (collectively, the “Notes”) on the terms and subject to the conditions set forth in the Indenture;

WHEREAS, the Indenture requires the Escrow Issuer and the Company to, no later than the 15 month anniversary of the Acquisition Escrow Release Date (which occurred on April 21, 2022), consummate the Escrow Issuer Merger, pursuant to which the Escrow Issuer will merge with and into the Company and following which the Company will be the surviving entity and the Escrow Issuer will cease to exist and the Company will assume all assets and obligations of the Escrow Issuer under the Notes and the Indenture.

WHEREAS, effective as of June 27, 2023, the Escrow Issuer was merged with and into the Company, the results of such merger being that the Company is the surviving entity, assuming (by operation of law) all assets and obligations of the Escrow Issuer, and the Escrow Issuer ceased to exist.

WHEREAS, pursuant to Section 9.01(c) of the Indenture, the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)Agreement to Assume Obligations. The Company hereby agrees to unconditionally assume the Escrow Issuer’s Obligations under the Indenture as the successor Issuer thereunder and to be bound by all other applicable provisions of the Indenture and to perform all of the obligations and agreements of the Escrow Issuer under the Indenture. Upon such assumption, the Guarantee granted by the Company is automatically released, and the Company is no longer a Guarantor in accordance with the terms of the Indenture.

(3)Execution and Delivery. Each Guaranteeing Subsidiary agrees that its Guarantee shall remain in full force and effect.
(4)Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
(5)Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of the Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of the Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes
(6)Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
(7)The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guaranteeing Subsidiaries.

[Signature Pages Follow]

Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

GRIFOLS, S.A., as Issuer

By:
Name:
	Title:	Authorized signatory

GRIFOLS BIOLOGICALS LLC, as Guarantor

By:
Name:
	Title:	Authorized signatory

GRIFOLS INTERNATIONAL S.A., as Guarantor

By:
Name:
	Title:	Authorized signatory

GRIFOLS SHARED SERVICES NORTH
AMERICA, INC, as Guarantor

By:
Name:
	Title:	Authorized signatory

GRIFOLS THERAPEUTICS LLC, as Guarantor

By:
Name:
	Title:	Authorized signatory

[Signature Page to Supplemental Indenture (2021) (Escrow Issuer Merger)]

GRIFOLS USA LLC, as Guarantor

By:
Name:
	Title:	Authorized signatory

GRIFOLS WORLDWIDE OPERATIONS
LIMITED, as Guarantor

By:
Name:
	Title:	Authorized signatory

GRIFOLS WORLDWIDE OPERATIONS USA,
INC., as Guarantor

By:
Name:
	Title:	Authorized signatory

INSTITUTO GRIFOLS S.A., as Guarantor

By:
Name:
	Title:	Authorized signatory

GRIFOLS BIOTEST HOLDINGS GMBH, as
Guarantor

By:
Name:
	Title:	Authorized signatory

[Signature Page to Supplemental Indenture (2021) (Escrow Issuer Merger)]

BNY MELLON CORPORATE TRUSTEE SERVICES
LIMITED, as Trustee

By:
Name:
Title:

[Signature Page to Supplemental Indenture (2021) (Escrow Issuer Merger)]